Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
THIRD QUARTER OF FISCAL 2022 RESULTS

Net Income of $1.70 Million in the March 2022 Quarter

Loans Held for Investment Increase 5% from June 30, 2021 to $893.6 Million

Total Deposits Increase 3% from June 30, 2021 to $963.5 Million

Improved Asset Quality with a $645,000 Recovery from the Allowance for Loan Losses

Non-Interest Expenses Remain Well-Controlled

Riverside, Calif. – April 26, 2022 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced third quarter earnings for the fiscal year ending June 30, 2022.
For the quarter ended March 31, 2022, the Company reported net income of $1.70 million, or $0.23 per diluted share (on 7.41 million average diluted shares outstanding), up nine percent from net income of $1.56 million, or $0.21 per diluted share (on 7.58 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to a $445,000 higher recovery from the allowance for loan losses.
“I am pleased with our financial results this quarter and would like to highlight the robust loan portfolio growth, well-controlled operating expenses, and pristine credit quality.  Each of these fundamentals will work to the Company’s benefit as we progress through 2022,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “And let’s not forget that the Company is well positioned to respond to future opportunities or challenges that may arise from current and future economic conditions as a result of our strong financial foundation,” said Mr. Blunden.
Return on average assets for the third quarter of fiscal 2022 was 0.57 percent, up from 0.53 percent for the same period of fiscal 2021; and return on average stockholders’ equity for the third quarter of fiscal 2022 was 5.33 percent, up from 4.99 percent for the comparable period of fiscal 2021.
On a sequential quarter basis, the $1.70 million net income for the third quarter of fiscal 2022 reflects a 25 percent decrease from $2.26 million in the second quarter of fiscal 2022. The decrease in earnings for the third quarter of fiscal 2022 compared to the second quarter of fiscal

2022 was primarily attributable to a $422,000 decrease in the recovery from the allowance for loan losses, a $254,000 decrease in non-interest income and a $125,000 decrease in net interest income. The decrease in the non-interest income was primarily due to lower loan servicing and other fees, primarily reflecting lower prepayment fees in the current quarter. Diluted earnings per share for the third quarter of fiscal 2022 were $0.23 per share, down 23 percent from the $0.30 per share during the second quarter of fiscal 2022. Return on average assets was 0.57 percent for the third quarter of fiscal 2022, down from 0.76 percent in the second quarter of fiscal 2022; and return on average stockholders’ equity for the third quarter of fiscal 2022 was 5.33 percent, down from 7.11 percent for the second quarter of fiscal 2022.
For the nine months ended March 31, 2022, net income increased $2.41 million, or 57 percent, to $6.63 million from $4.22 million in the comparable period ended March 31, 2021; and diluted earnings per share for the nine months ended March 31, 2022 increased 59 percent to $0.89 per share (on 7.49 million average diluted shares outstanding) from $0.56 per share (on 7.52 million average diluted shares outstanding) for the comparable nine-month period last year. Compared to the same period last year, the increase in earnings was primarily attributable to a $2.05 million recovery from a $59,000 provision for loan losses and a $1.34 million decrease in non-interest expense (primarily attributable to the Employee Retention Tax Credit recorded in the first quarter of fiscal 2022) and a $219,000 increase in non-interest income, partly offset by a $172,000 decrease in net-interest income.
Net interest income increased $81,000 or one percent to $7.54 million in the third quarter of fiscal 2022 from $7.46 million for the same quarter last year. The average balance of interest-earning assets increased by $10.3 million, or one percent, to $1.16 billion in the third quarter of fiscal 2022 from $1.15 billion in the same quarter last year. The increase in the average balance of interest-earnings assets was due primarily to increases in loans held for investment and interest-earning deposits, partly offset by a decrease in investment securities. The net interest margin during the third quarter of fiscal 2022 increased by one basis point to 2.61 percent from 2.60 percent in the same quarter last year. The average yield on interest-earning assets decreased by eight basis points to 2.86 percent in the third quarter of fiscal 2022 from 2.94 percent in the same quarter last year while the average cost of interest-bearing liabilities decreased by 10 basis points to 0.28 percent in the third quarter of fiscal 2022 from 0.38 percent in the same quarter last year.
Interest income on loans receivable decreased by $279,000, or four percent, to $7.58 million in the third quarter of fiscal 2022 from $7.86 million in the same quarter of fiscal 2021. The decrease was due to a lower average yield, partly offset by a higher average balance. The average yield on loans receivable decreased by 20 basis points to 3.53 percent in the third quarter of fiscal 2022 from an average yield of 3.73 percent in the same quarter last year. Net deferred loan cost amortization in the third quarter of fiscal 2022 decreased 31 percent to $496,000 from $717,000 in the same quarter last year. The average balance of loans receivable increased by $14.9 million, or two percent, to $858.3 million in the third quarter of fiscal 2022 from $843.4 million in the same quarter last year. Total loans originated and purchased for investment in the third quarter of fiscal 2022 were $94.0 million, up 54 percent from $61.0 million in the same quarter last year. Loan principal payments received in the third quarter of fiscal 2022 were $53.6 million, down 29 percent from $75.7 million in the same quarter last year.
Interest income from investment securities increased $63,000, or 14 percent, to $515,000 in the third quarter of fiscal 2022 from $452,000 for the same quarter of fiscal 2021. This increase was attributable to a higher average yield, partly offset by a lower average balance. The average yield on investment securities increased 20 basis points to 1.01 percent in the third quarter of fiscal 2022 from 0.81 percent for the same quarter last year. The increase in the average investment securities yield was primarily attributable to the upward repricing of adjustable-rate mortgage-backed securities and a lower premium amortization during the current quarter in comparison to the same quarter last year ($328,000 vs. $534,000). The average balance of investment securities decreased by $19.1 million, or nine percent, to $203.2 million in the third quarter of fiscal 2022 from $222.3 million in the same quarter last year.
In the third quarter of fiscal 2022, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $123,000 cash dividend to the Bank on its FHLB stock, up $23,000 or 23 percent from $100,000 in the same quarter last year. The average balance of FHLB – San Francisco stock in the third quarter of fiscal 2022 increased $185,000, or two percent, to $8.2 million from $8.0 million in the same quarter of fiscal 2021 and the average yield increased to 6.03 percent in the third quarter of fiscal 2022 from 5.02 percent in the same quarter last year.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $39,000 in the third quarter of fiscal 2022, up 117 percent from $18,000 in the same quarter of fiscal 2021. The increase was due to a higher average yield and, to a lesser extent, a higher average balance. The average yield earned on interest-earning deposits in the third quarter of fiscal 2022 was 0.18 percent, up eight basis points from 0.10 percent in the same quarter last year. The average balance of the Company’s interest-earning deposits increased $14.3 million, or 20 percent, to $86.0 million in the third quarter of fiscal 2022 from $71.7 million in the same quarter last year primarily as a result of an increase in deposits, partly offset by a decrease in borrowings.
Interest expense on deposits for the third quarter of fiscal 2022 was $274,000 as compared to $380,000 for the same period last year, a decrease of $106,000, or 28 percent. The decrease in interest expense on deposits was attributable to a lower average cost of deposits, partly offset by a higher average balance. The average cost of deposits improved, decreasing by five basis points to 0.12 percent in the third quarter of fiscal 2022 from 0.17 percent in the same quarter last year. Average deposits increased $46.4 million, or five percent, to $963.1 million in the third quarter of fiscal 2022 from $916.7 million in the same quarter last year, primarily due to increases in transaction accounts, partly offset by a managed run-off of higher cost time deposits.
Transaction account balances or “core deposits” increased $38.8 million, or five percent, to $836.3 million at March 31, 2022 from $797.5 million at June 30, 2021, while time deposits decreased $13.2 million, or nine percent, to $127.2 million at March 31, 2022 from $140.4 million at June 30, 2021.

Interest expense on borrowings, consisting of FHLB – San Francisco advances, for the third quarter of fiscal 2022 decreased $147,000, or 25 percent, to $446,000 from $593,000 for the same period last year. The decrease in interest expense on borrowings was the result of a lower average balance, partly offset by a higher average cost. The average balance of borrowings decreased $35.7 million, or 31 percent, to $80.0 million while the average cost of borrowings increased 18 basis points to 2.26 percent in the third quarter of fiscal 2022, compared to an average balance of $115.7 million with an average cost of 2.08 percent in the same quarter last year. The decrease in the average balance and the increase in the average cost of borrowings were primarily due to prepayments and maturities of borrowings with a lower average cost than our remaining borrowings.
During the third quarter of fiscal 2022, the Company recorded a recovery from the allowance for loan losses of $645,000, as compared to the $200,000 recovery recorded during the same period last year and the $1.07 million recovery from the allowance for loan losses recorded in the second quarter of fiscal 2022 (sequential quarter). The recovery from the allowance for loan losses for the current quarter primarily reflects improved credit quality and improving general economic conditions, partly offset by an increase in loans receivable during the current quarter; while the recovery from the allowance for loan losses recorded in the same quarter last year primarily reflected improved credit quality and a decrease in loans receivable.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $6.6 million or 77 percent to $2.0 million, or 0.17 percent of total assets, at March 31, 2022, compared to $8.6 million, or 0.73 percent of total assets, at June 30, 2021. The non-performing loans at March 31, 2022 are comprised of eight single-family loans and one multi-family loan, while the non-performing loans at June 30, 2021 were comprised of 27 single-family loans and one multi-family loan. At both March 31, 2022 and June 30, 2021, there was no real estate owned.
Net loan recoveries for the quarter ended March 31, 2022 were $6,000 or 0.00 percent (annualized) of average loans receivable, as compared to net loan recoveries of $8,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended March 31, 2021 and net loan recoveries of $262,000 or 0.12 percent (annualized) of average loans receivable for the quarter ended December 31, 2021 (sequential quarter).
Classified assets, comprised solely of loans, were $2.8 million at March 31, 2022 which consist of $789,000 of loans in the special mention category and $2.0 million of loans in the substandard category; while classified assets at June 30, 2021 were $10.4 million, consisting of $1.8 million of loans in the special mention category and $8.6 million of loans in the substandard category.
The allowance for loan losses was $6.0 million or 0.66 percent of gross loans held for investment at March 31, 2022, down from the $7.6 million or 0.88 percent of gross loans held for investment at June 30, 2021. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at March 31, 2022 under the incurred loss methodology.
Non-interest income decreased by $85,000, or seven percent, to $1.11 million in the third quarter of fiscal 2022 from $1.20 million in the same period last year, primarily due to a $118,000 decrease in loan servicing and other fees. On a sequential quarter basis, non-interest income also decreased $254,000, or 19 percent, primarily as a result of a decrease in loan servicing and other fees.
Non-interest expenses remained relatively stable at $6.90 million in the third quarter of fiscal 2022 as compared to $6.91 million for the same quarter last year. On a sequential quarter basis, non-interest expenses remained unchanged as compared to the second quarter of fiscal 2022.
The Company’s efficiency ratio in the third quarter of fiscal 2022 was 80 percent, unchanged as compared to the same quarter last year and slightly higher than the 76 percent in the second quarter of fiscal 2022 (sequential quarter) due to the declines in net interest income and non-interest income.
The Company’s provision for income taxes was $699,000 for the third quarter of fiscal 2022, up 81 percent from $386,000 in the same quarter last year primarily due to higher net income before the provision for income taxes. The effective tax rate in the third quarter of fiscal 2022 was 29.2 percent, higher than the 19.8 percent effective tax rate in the same quarter last year. The lower than normal effective tax rate in the third quarter of last year was primarily attributable to the recognition of tax benefits resulting from the exercise of stock options.
The Company repurchased 69,271 shares of its common stock with an average cost of $16.69 per share during the quarter ended March 31, 2022 pursuant to its stock repurchase plan. As of March 31, 2022, a total of 45,036 shares or 12 percent of the shares authorized for repurchase under the April 2020 stock repurchase plan remain available to purchase until the plan expires on April 27, 2022.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, April 27, 2022 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-844-867-6169 and referencing access code number 6034711.  An audio replay of the conference call will be available through Wednesday, May 4, 2022 by dialing 1-866-207-1041 and referencing access code number 9455626.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the effect of the COVID-19 pandemic, including on Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes,; including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents	$60,121	$85,680	$88,249	$70,270	$71,629
Investment securities – held to maturity, at cost	195,579	205,065	205,821	223,306	239,480
Investment securities - available for sale, at fair value	2,944	3,118	3,316	3,587	3,802
Loans held for investment, net of allowance for loan losses of $5,969; $6,608; $7,413; $7,587 and $8,346, respectively; includes $1,470; $1,555; $1,577; $1,874 and $1,879 at fair value, respectively	893,563	852,006	859,035	850,960	840,274
Accrued interest receivable	2,850	2,862	2,909	2,999	3,060
FHLB – San Francisco stock	8,155	8,155	8,155	8,155	7,970
Premises and equipment, net	8,957	8,942	9,014	9,377	9,608
Prepaid expenses and other assets	15,665	16,577	15,782	14,942	13,473
Total assets	$1,187,834	$1,182,405	$1,192,281	$1,183,596	$1,189,296

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$117,097	$112,022	$120,883	$123,179	$124,043
Interest-bearing deposits	846,403	844,326	835,859	814,794	809,713
Total deposits	963,500	956,348	956,742	937,973	933,756

Borrowings	80,000	80,000	90,000	100,983	111,000
Accounts payable, accrued interest and other liabilities	16,717	18,123	17,304	17,360	18,790
Total liabilities	1,060,217	1,054,471	1,064,046	1,056,316	1,063,546

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,229,615 and 18,226,615 shares issued respectively; 7,320,672; 7,389,943; 7,491,705; 7,541,469 and 7,516,547 shares outstanding, respectively)	183	183	183	183	182
Additional paid-in capital	98,617	98,404	98,179	97,978	97,323
Retained earnings	201,237	200,569	199,344	197,733	195,443
Treasury stock at cost (10,908,943; 10,839,672; 10,737,910; 10,688,146 and 10,710,068 shares, respectively)	(172,459)	(171,280)	(169,537)	(168,686)	(167,276)
Accumulated other comprehensive income, net of tax	39	58	66	72	78
Total stockholders’ equity	127,617	127,934	128,235	127,280	125,750
Total liabilities and stockholders’ equity	$1,187,834	$1,182,405	$1,192,281	$1,183,596	$1,189,296

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Interest income:
Loans receivable, net	$7,581	$7,860	$23,676	$25,121
Investment securities	515	452	1,366	1,378
FHLB – San Francisco stock	123	100	368	300
Interest-earning deposits	39	18	105	59
Total interest income	8,258	8,430	25,515	26,858

Interest expense:
Checking and money market deposits	54	50	169	220
Savings deposits	42	38	128	170
Time deposits	178	292	592	1,009
Borrowings	446	593	1,537	2,198
Total interest expense	720	973	2,426	3,597

Net interest income	7,538	7,457	23,089	23,261
(Recovery) provision for loan losses	(645)	(200)	(2,051)	59
Net interest income, after (recovery) provision for loan losses	8,183	7,657	25,140	23,202

Non-interest income:
Loan servicing and other fees	237	355	867	880
Deposit account fees	329	318	966	957
Card and processing fees	378	366	1,182	1,098
Other	170	160	536	397
Total non-interest income	1,114	1,199	3,551	3,332

Non-interest expense:
Salaries and employee benefits	4,203	4,241	11,778	12,985
Premises and occupancy	836	863	2,499	2,631
Equipment	330	312	932	860
Professional expenses	299	367	1,108	1,183
Sales and marketing expenses	186	130	477	470
Deposit insurance premiums and regulatory assessments	136	154	409	429
Other	909	842	2,263	2,252
Total non-interest expense	6,899	6,909	19,466	20,810
Income before income taxes	2,398	1,947	9,225	5,724
Provision for income taxes	699	386	2,595	1,502
Net income	$1,699	$1,561	$6,630	$4,222

Basic earnings per share	$0.23	$0.21	$0.89	$0.57
Diluted earnings per share	$0.23	$0.21	$0.89	$0.56
Cash dividend per share	$0.14	$0.14	$0.42	$0.42

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest income:
Loans receivable, net	$7,581	$7,920	$8,175	$7,735	$7,860
Investment securities	515	433	418	471	452
FHLB – San Francisco stock	123	123	122	118	100
Interest-earning deposits	39	35	31	19	18
Total interest income	8,258	8,511	8,746	8,343	8,430

Interest expense:
Checking and money market deposits	54	58	57	48	50
Savings deposits	42	45	41	38	38
Time deposits	178	199	215	260	292
Borrowings	446	546	545	619	593
Total interest expense	720	848	858	965	973

Net interest income	7,538	7,663	7,888	7,378	7,457
Recovery from allowance for loan losses	(645)	(1,067)	(339)	(767)	(200)
Net interest income, after recovery from allowance for loan losses	8,183	8,730	8,227	8,145	7,657

Non-interest income:
Loan servicing and other fees	237	444	186	290	355
Deposit account fees	329	325	312	290	318
Card and processing fees	378	399	405	507	366
Other	170	200	166	154	160
Total non-interest income	1,114	1,368	1,069	1,241	1,199

Non-interest expense:
Salaries and employee benefits	4,203	4,455	3,120	2,172	4,241
Premises and occupancy	836	758	905	869	863
Equipment	330	314	288	293	312
Professional expenses	299	348	461	378	367
Sales and marketing expenses	186	149	142	210	130
Deposit insurance premiums and regulatory assessments	136	136	137	123	154
Other	909	739	615	878	842
Total non-interest expense	6,899	6,899	5,668	4,923	6,909
Income before income taxes	2,398	3,199	3,628	4,463	1,947
Provision for income taxes	699	935	961	1,124	386
Net income	$1,699	$2,264	$2,667	$3,339	$1,561

Basic earnings per share	$0.23	$0.30	$0.35	$0.44	$0.21
Diluted earnings per share	$0.23	$0.30	$0.35	$0.44	$0.21
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
SELECTED FINANCIAL RATIOS:
Return on average assets	0.57%	0.53%	0.74%	0.48%
Return on average stockholders' equity	5.33%	4.99%	6.94%	4.51%
Stockholders’ equity to total assets	10.74%	10.57%	10.74%	10.57%
Net interest spread	2.58%	2.56%	2.62%	2.66%
Net interest margin	2.61%	2.60%	2.65%	2.70%
Efficiency ratio	79.74%	79.82%	73.07%	78.25%
Average interest-earning assets to average interest- bearing liabilities	110.79%	110.94%	110.73%	110.79%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.23	$0.21	$0.89	$0.57
Diluted earnings per share	$0.23	$0.21	$0.89	$0.56
Book value per share	$17.43	$16.73	$17.43	$16.73
Shares used for basic EPS computation	7,357,989	7,462,795	7,441,632	7,446,970
Shares used for diluted EPS computation	7,412,516	7,579,897	7,490,822	7,521,173
Total shares issued and outstanding	7,320,672	7,516,547	7,320,672	7,516,547

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$54,978	$38,928	$135,118	$74,571
Multi-family	31,487	21,208	71,725	59,487
Commercial real estate	7,011	830	11,216	2,690
Construction	544	—	2,228	1,828
Total loans originated and purchased for investment	$94,020	$60,966	$220,287	$138,576

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	03/31/22	12/31/21	09/30/21	06/30/21	03/31/21
SELECTED FINANCIAL RATIOS:
Return on average assets	0.57%	0.76%	0.89%	1.12%	0.53%
Return on average stockholders' equity	5.33%	7.11%	8.39%	10.65%	4.99%
Stockholders’ equity to total assets	10.74%	10.82%	10.76%	10.75%	10.57%
Net interest spread	2.58%	2.61%	2.69%	2.50%	2.56%
Net interest margin	2.61%	2.64%	2.71%	2.54%	2.60%
Efficiency ratio	79.74%	76.39%	63.28%	57.12%	79.82%
Average interest-earning assets to average interest-bearing liabilities	110.79%	110.65%	110.76%	110.77%	110.94%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.23	$0.30	$0.35	$0.44	$0.21
Diluted earnings per share	$0.23	$0.30	$0.35	$0.44	$0.21
Book value per share	$17.43	$17.31	$17.12	$16.88	$16.73
Average shares used for basic EPS	7,357,989	7,435,218	7,529,870	7,518,542	7,462,795
Average shares used for diluted EPS	7,412,516	7,482,812	7,575,320	7,590,312	7,579,897
Total shares issued and outstanding	7,320,672	7,389,943	7,491,705	7,541,469	7,516,547

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$54,978	$45,720	$34,420	$51,574	$38,928
Multi-family	31,487	14,920	25,318	36,987	21,208
Commercial real estate	7,011	3,005	1,200	1,128	830
Construction	544	1,684	—	3,598	—
Total loans originated and purchased for investment	$94,020	$65,329	$60,938	$93,287	$60,966

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	03/31/22	12/31/21	09/30/21	06/30/21	03/31/21
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$160	$160	$200	$200	$215
Allowance for loan losses	$5,969	$6,608	$7,413	$7,587	$8,346
Non-performing loans to loans held for investment, net	0.22%	0.33%	0.77%	1.02%	1.16%
Non-performing assets to total assets	0.17%	0.24%	0.55%	0.73%	0.82%
Allowance for loan losses to gross loans held
for investment	0.66%	0.77%	0.86%	0.88%	0.98%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	(0.12)%	(0.08)%	—%	—%
Non-performing loans	$1,996	$2,802	$6,616	$8,646	$9,759
Loans 30 to 89 days delinquent	$2	$3	$20	$—	$—

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	03/31/22	12/31/21	09/30/21	06/30/21	03/31/21
Recourse provision (recovery) for loans sold	$—	$(40)	$—	$(15)	$—
(Recovery) provision for loan losses	$(645)	$(1,067)	$(339)	$(767)	$(200)
Net loan charge-offs (recoveries)	$(6)	$(262)	$(165)	$(8)	$(8)

	As of	As of	As of	As of	As of
	03/31/2022	12/31/2021	09/30/2021	06/30/2021	03/31/2021
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.27%	10.02%	9.81%	10.19%	9.99%
Common equity tier 1 capital ratio	19.32%	19.69%	18.90%	18.58%	18.77%
Tier 1 risk-based capital ratio	19.32%	19.69%	18.90%	18.58%	18.77%
Total risk-based capital ratio	20.29%	20.79%	20.12%	19.76%	20.02%

	As of March 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$600	0.28%	$1,000	0.34%
U.S. SBA securities	950	0.60	1,877	0.60
U.S. government sponsored enterprise MBS	191,074	1.33	236,603	1.30
U.S. government sponsored enterprise CMO	2,955	2.02	—	—
Total investment securities held to maturity	$195,579	1.33%	$239,480	1.29%

Available for sale (at fair value):
U.S. government agency MBS	$1,832	1.79%	$2,360	2.52%
U.S. government sponsored enterprise MBS	977	2.30	1,279	2.62
Private issue collateralized mortgage obligations	135	2.54	163	3.38
Total investment securities available for sale	$2,944	1.99%	$3,802	2.59%
Total investment securities	$198,523	1.34%	$243,282	1.31%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of March 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:

Single-family (1 to 4 units)	$327,661	3.16%	$254,393	3.61%
Multi-family (5 or more units)	468,656	4.00	483,283	4.14
Commercial real estate	91,344	4.59	99,722	4.68
Construction	4,127	5.09	3,508	6.00
Other mortgage	131	5.25	140	5.25
Commercial business	459	5.88	851	6.39
Consumer	73	15.00	96	15.00
Total loans held for investment	892,451	3.76%	841,993	4.05%

Advance payments of escrows	194		339
Deferred loan costs, net	6,887		6,288
Allowance for loan losses	(5,969)		(8,346)
Total loans held for investment, net	$893,563		$840,274
Purchased loans serviced by others included above	$11,653	3.51%	$14,339	3.54%
(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of March 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$117,097	—%	$124,043	—%
Checking accounts – interest-bearing	347,972	0.04	320,704	0.04
Savings accounts	332,452	0.05	302,673	0.05
Money market accounts	38,754	0.09	39,945	0.08
Time deposits	127,225	0.55	146,391	0.77
Total deposits	$963,500	0.11%	$933,756	0.16%

BORROWINGS:
Overnight	$—	—%	$—	—%
Three months or less	—	—	—	—
Over three to six months	20,000	1.75	21,000	1.75
Over six months to one year	—	—	10,000	2.20
Over one year to two years	40,000	2.25	20,000	1.75
Over two years to three years	10,000	2.61	40,000	2.25
Over three years to four years	10,000	2.79	10,000	2.61
Over four years to five years	—	—	10,000	2.79
Over five years	—	—	—	—
Total borrowings	$80,000	2.24%	$111,000	2.14%
(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	March 31, 2022		March 31, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$858,300	3.53%	$843,374	3.73%
Investment securities	203,171	1.01	222,284	0.81
FHLB – San Francisco stock	8,155	6.03	7,970	5.02
Interest-earning deposits	86,007	0.18	71,728	0.10
Total interest-earning assets	$1,155,633	2.86%	$1,145,356	2.94%
Total assets	$1,187,979		$1,176,614

Deposits	$963,112	0.12%	$916,749	0.17%
Borrowings	80,000	2.26	115,672	2.08
Total interest-bearing liabilities	$1,043,112	0.28%	$1,032,421	0.38%
Total stockholders’ equity	$127,519		$125,052
(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Nine Months Ended		Nine Months Ended
	March 31, 2022		March 31, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$855,080	3.69%	$868,462	3.86%
Investment securities	210,978	0.86	195,463	0.94
FHLB – San Francisco stock	8,155	6.02	7,970	5.02
Interest-earning deposits	86,402	0.16	76,642	0.10
Total interest-earning assets	$1,160,615	2.93%	$1,148,537	3.12%
Total assets	$1,193,219		$1,179,517

Deposits	$959,153	0.12%	$906,169	0.21%
Borrowings	88,986	2.30	130,510	2.24
Total interest-bearing liabilities	$1,048,139	0.31%	$1,036,679	0.46%
Total stockholders’ equity	$127,358		$124,749
(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

ASSET QUALITY:

	As of	As of	As of	As of	As of
	03/31/22	12/31/21	09/30/21	06/30/21	03/31/21
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$716	$745	$739	$882	$896
Multi-family	306	1,077	775	781	786
Total	1,022	1,822	1,514	1,663	1,682

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	974	980	5,102	6,983	8,077
Total	974	980	5,102	6,983	8,077
Total non-performing loans (1)	1,996	2,802	6,616	8,646	9,759

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$1,996	$2,802	$6,616	$8,646	$9,759
(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.